Exhibit 10.4

1 1 100 W 8TH AVENUE SUITE 200 LAKEWO 0 D, CO 80215 WWW. MOTDRS PO RTC C. CO M IN FO (CO O TO PS PORTCC . COM

Internal Memorandum

Amendment to employment contract of Claus Wagner, CEO

Claus Wagner agrees to defer his monthly salary payments until the company receives adequate funding. No interest will accrue for such deferral. This agreement covers salary payments starting June, 2010.

/s/Claus Wagner
Claus Wagner, CEO	8-9-2010